Exhibit 31a
CERTIFICATION

I, Michael E. Batten, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A, Amendment No. 1, of Twin Disc, Incorporated;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

Date: May 10, 2012	/s/ MICHAEL E. BATTEN
Michael E. Batten
Chairman and Chief Executive Officer